motorsport GAMES

Q1 2026 Results

May 13, 2026

This presentation provides select highlights about Motorsport Games Inc.'s results of operations. Please see Motorsport Games' Q1 2026 Form 10-Q, filed with the SEC and Q1 2026 earnings release for more complete information on the Company's results of operations, cash flows, financial condition and liquidity.

Q1 2026 Highlights

Financial Highlights

- Q1 2026 Revenues of $4.0 million
- Q1 2026 Net Income was $1.0 million
- Q1 2026 Adjusted EBITDA of $1.5 million*
- Q1 2026 EPS of $0.06 vs. EPS of $0.33 for Q1 2025



in Millions ($)
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
-
REVENUES
NET INCOME
ADJUSTED EBITDA*
Q1 2026 4.0 1.0 1.6
Q1 2025 1.8 1.0 0.6

First Quarter 2026 Highlights and Subsequent Business Update

- Generated revenues of $4.0 million in Q1 2026 compared to $1.8 million in Q1 2025, an improvement of $2.3 million, or 129.3%.
- Generated net income of $1.0 million in Q1 2026, in line with $1.0 million in Q1 2025. Q1 2025 net income included $0.5 million reimbursed to us for legal fees pursuant to the Innovate Settlement Agreement entered on March 27, 2025.
- Net income attributable to Class A common stock was $0.06 per share in Q1 2026, compared to net income per share of $0.33 in Q1 2025.
- Adjusted EBITDA of $1.5 million in Q1 2026, an improvement of $0.9 million, compared to $0.6 million in Q1 2025.
- Released *Le Mans Ultimate* Version 1.3 in March 2026, introducing Circuit de Barcelona-Catalunya, the Duqueine D09 LMP3 race car, new track layouts, Logitech Trueforce support and performance improvements.
- Secured a $3.0 million revolving line of credit with Citibank in February 2026 to support the Company's continued product investment and platform roadmap.
- Entered into a Share Repurchase Agreement with Driven Lifestyle Group LLC on April 22, 2026, pursuant to which the Company purchased 904,395 shares of its Class A Common Stock and cancelled all outstanding shares of its Class B common stock.

*Adjusted EBITDA is a non-GAAP financial measure. See definition of Adjusted EBITDA and its reconciliation to net income (presented later in this deck.

Q1 2026 Results

MOTORSPORT GAMES INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Revenues [1]	$ 4,031,289	$ 1,758,453
Cost of revenues	517,137	465,386
Gross profit	3,514,152	1,293,067
Operating expenses:		
Sales and marketing	210,319	97,701
Development	514,337	601,953
General and administrative [2]	1,698,631	1,168,482
Impairment of intangible assets	27,928	-
Depreciation and amortization	6,516	18,126
Total operating expenses	2,457,731	1,886,262
Other operating income	-	500,000
Income (loss) from operations	1,056,421	(93,195)
Interest expense, net	(3,205)	(13,010)
Other (expense) income, net	(101,643)	1,128,818
Net income	951,573	1,022,613
Less: Net income (loss) attributable to non-controlling interest	635,746	(18,445)
Net income attributable to Motorsport Games Inc.	$ 315,827	$ 1,041,058
Net income per Class A common share attributable to Motorsport Games Inc.:		
Basic	$ 0.06	$ 0.33
Diluted	$ 0.06	$ 0.33
Weighted-average shares of Class A common stock outstanding:		
Basic	5,456,286	3,183,558
Diluted	5,482,458	3,183,558

[1] Includes related party revenues of $11,000 and $0 for the three months ended March 31, 2026 and 2025, respectively.

[2] Includes related party expenses of $0 and $37,500 for the three months ended March 31, 2026 and 2025, respectively.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
Net income	$ 951,573	$ 1,022,613
Interest expense, net	3,205	13,010
Depreciation and amortization (1)	176,049	252,057
EBITDA	1,130,827	1,287,680
Gain from settlement of purchase commitment liabilities	-	(175,460)
Gain from Settlement Agreement	-	(500,000)
Impairment of intangible assets	27,928	-
Stock-based compensation	375,031	-
Adjusted EBITDA	$ 1,533,786	$ 612,220

(1) Includes $169,533 and $233,931 of amortization expenses included in cost of revenues for the three months ended March 31, 2026 and 2025, respectively.

Liquidity

- As of March 31, 2026, the Company had cash and cash equivalents of approximately $5.9 million, which decreased to $3.8 million as of April 2026, due to the Company's $3.7 million repurchase of its shares from Driven Lifestyle Group LLC on April 22, 2026, partially offset by a $1.2 million drawdown from a business loan agreement with Citibank, N.A. and cash inflows from operations.

- During the three months ended March 31, 2026, the Company generated an average positive cash flow from operations of approximately $0.5 million per month that was primarily due to increased profitability and the capitalization of internally-developed software.

- The Company currently has no purchase commitment liabilities. Working capital as of March 31, 2026 was $5.2 million vs $4.2 million as of December 31, 2025, underscoring a much-improved balance sheet and liquidity position.

- The Company secured a $3 million revolving line of credit from Citibank in February 2026. As of March 31, 2026, there was no amount owed to Citibank under the revolving line of credit. As of April 30, 2026, there was $1.2 million owed to Citibank under the revolving line of credit. In May 2026, Citibank extended the maturity date of the business loan agreement to February 20, 2028.

LEGAL DISCLOSURES

This presentation has been prepared by Motorsport Games Inc. ("Motorsport Games," "us," "our," "we" or the "Company"). For additional information regarding the Company, we urge you to read our reports filed with the Securities and Exchange Commission (the "SEC"), including our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, our Quarterly Report on Form 10-Q and our other SEC filings during 2026.

NON-GAAP FINANCIAL MEASURES: Adjusted EBITDA (the "Non-GAAP Measure") is not a financial measure defined by U.S. generally accepted accounting principles ("U.S. GAAP"). Reconciliations of the Non-GAAP Measure to net income (loss), its most directly comparable financial measure, calculated and presented in accordance with U.S. GAAP, are presented in the Reconciliation of Non-GAAP Financial Measures slide. Adjusted EBITDA, a measure used by management to assess the Company's operating performance, is defined as EBITDA, which is income plus interest expense, depreciation and amortization, less income tax benefit (if any), adjusted to exclude: (i) gain from settlement of license liabilities and other agreements; (ii) gain from sale of gaming licenses; (iii) impairment of intangible assets; (iv) loss contingency expenses; and (v) stock-based compensation expenses. The Company uses the Non-GAAP Measure to manage its business and evaluate its financial performance, as Adjusted EBITDA eliminates items that affect comparability between periods that the Company believes are not representative of its core ongoing operating business. Additionally, management believes that using the Non-GAAP Measure is useful to its investors because it enhances investors' understanding and assessment of the Company's normalized operating performance and facilitates comparisons to prior periods and its competitors' results (who may define Adjusted EBITDA differently). The Non-GAAP Measure is not a recognized term under U.S. GAAP and does not purport to be an alternative to revenue, income/loss from operations, net income (loss), or cash flows from operations or as a measure of liquidity or any other performance measure derived in accordance with U.S. GAAP. Additionally, the Non-GAAP Measure is not intended to be a measure of free cash flows available for management's discretionary use, as it does not consider certain cash requirements, such as interest payments, tax payments, working capital requirements and debt service requirements. The Non-GAAP Measure has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for the Company's results as reported under U.S. GAAP. Management compensates for the limitations of using the Non-GAAP Measure by using it to supplement U.S. GAAP results to provide a more complete understanding of the factors and trends affecting the business than would be presented by using only measures in accordance with U.S. GAAP. Because not all companies use identical calculations, the Non-GAAP Measure may not be comparable to other similarly titled measures of other companies.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release, the related conference call and webcast which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are provided pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements or information in this press release, the related conference call and webcast that are not statements or information of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the ongoing momentum of the Le Mans Ultimate title and the steady expansion of the RaceControl subscription platform; the cadence of meaningful improvements from the Company's development team; the next phase of the Company's growth; the potential of the Company's technology platform, development approach, and community engagement strategy to deliver a profitable, scalable business; plans to expand the Company's portfolio, including taking Le Mans Ultimate to console; and the Company's strengthened financial position, ability to act, and their benefit to the Company's shareholders.

LEGAL DISCLOSURES

FORWARD-LOOKING STATEMENTS (CONT): All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside of the Company's control and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) difficulties, delays or less than expected results in achieving the Company's growth plans, objectives and expectations, including delays in the release of new game versions and features, the Company's inability to deliver new products and/or new content or features for existing products, and/or the Company's inability, in whole or in part, to continue to execute its business strategies and plans, such as due to less than anticipated customer acceptance of its new game titles and/or less than anticipated benefits from its future technologies, the Company experiencing difficulties or the inability to launch its games as planned, less than anticipated performance of the games impacting customer acceptance and sales and/or greater than anticipated costs and expenses to develop and launch its games, including, without limitation, higher than expected labor costs, the Company's inability to establish partnerships with additional service providers to come onboard to the Company's ecosystem and, (ii) difficulties, delays in or unanticipated events that may impact the timing and scope of new or planned products, features, events or other offerings; (iii) less than expected benefits from implementing the Company's management strategies and/or adverse economic, market and geopolitical conditions that negatively impact industry trends, such as significant changes in the labor markets, an extended or higher than expected inflationary environment, a higher interest rate environment, tax increases impacting consumer discretionary spending and/or quantitative easing that results in higher interest rates that negatively impact consumers' discretionary spending; and (iv) greater than anticipated negative operating cash flows such as due to higher than expected development costs, higher interest rates and/or higher inflation.

Factors other than those referred to above could also cause the Company's results to differ materially from expected results. Additional examples of such risks and uncertainties include, but are not limited to: (i) the Company's ability (or inability) to maintain existing, and to secure additional, licenses and other agreements with various racing series; (ii) the Company's ability to successfully manage and integrate any joint ventures, acquisitions of businesses, solutions or technologies; (iii) unanticipated operating costs, transaction costs and actual or contingent liabilities; (iv) the ability to attract and retain qualified employees and key personnel; (v) adverse effects of increased competition; (vi) changes in consumer behavior, including as a result of general economic factors, such as increased inflation, higher energy prices and higher interest rates; (vii) the Company's inability to protect its intellectual property; and/or (vii) local, industry and general business and economic conditions.

Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the Company's filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q and current reports on Form 8-K filed with the SEC. The Company anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. The Company assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing the Company's plans and expectations as of any subsequent date.